Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:
Lori Mayer
Investor Relations
610-925-2000

GENESIS HEALTHCARE RECEIVES NASDAQ NOTICE
REGARDING DELAYED FILING OF FORM 10-Q

KENNETT SQUARE, PA – (May 19, 2006) –Genesis HealthCare Corporation (GHC) (NASDAQ:GHCI) announced today that, as expected, it has received a NASDAQ Staff Determination letter dated May 17, 2006 indicating that GHC is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) because GHC has not yet filed its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006. As a result, GHC is subject to potential delisting from The NASDAQ Stock Market. On May 19, 2006, GHC requested a hearing before a NASDAQ Listing Qualifications Panel (Panel) to appeal the NASDAQ Staff’s determination, which request will stay the delisting until the appeal has been heard and the Panel has rendered its decision. Pending a decision by the Panel, GHC will remain listed on The NASDAQ Stock Market.

As previously disclosed in the press release issued by GHC on May 15, 2006, the delay in filing GHC’s Form 10-Q for the second fiscal quarter was the result of GHC’s determination that the pending restatement of its historical consolidated financial statements will also reflect the consolidation of certain joint-venture arrangements in which it has an ownership interest and provides management services. GHC does not anticipate that the consolidation will have any significant impact to the financial condition, liquidity or underlying profitability of the Company. Such consolidation has no impact to previously provided earnings per share guidance for fiscal 2006.

GHC is working diligently to consolidate the entities with its wholly-owned subsidiaries in order to file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 on or before May 30, 2006. Upon filing its Form 10-Q, GHC anticipates that it will be in compliance with Market Place Rule 4310(c)(14). GHC will also amend and restate its Form 10-K for the fiscal year ended September 30, 2005 as soon as possible.

About Genesis HealthCare Corporation
GHC is one of the nation's largest long-term care providers with over 200 skilled nursing centers and assisted living residences in 12 eastern states. GHC also supplies contract rehabilitation therapy to over 650 healthcare providers in 18 states and the District of Columbia.

Visit the Genesis website at www.genesishcc.com.

Statements made in this release, our website and in our other public filings and releases, which are not historical facts contain “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “target,” “appears” and similar expressions. Such forward looking statements include, without limitation the closure or timing of proposed transactions, expected reimbursement rates, including RUGs changes, our net operating loss carryforwards, our 2006 effective tax rate, agency labor utilization, wage rates, debt repayments, share repurchases, provider tax assessments, changes in state Medicaid rates, our plans to improve the operating performance of our Rehabilitation services segment and progress to date, the extent and effectiveness of our facilities renovation program, levels of lease expense, interest expense, depreciation expense, capital spending, our anticipated results of operations for fiscal 2006, the anticipated impact of the restatement on our historical consolidated financial statements, the estimated timing of the completion of the restatement and the filing of reports with the Securities and Exchange Commission. Factors that could cause actual results to differ materially include, but are not limited to, the following: changes in our estimates of the impact of the restatement, costs, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for and availability of qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; and an economic downturn or changes in the laws affecting our business in those markets in which we operate. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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